POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Wu Pifa, individually, the undersigned’s true and lawful attorney-in-fact to:

(1)           obtain, on the undersigned’s behalf, access to the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) of the Securities and Exchange Commission (“SEC”) to permit the undersigned to file documents with the SEC on EDGAR;

(2)           execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director and/or 5% or greater stockholder of China Dongfang Healthcare Group Inc. (the “Company”), Form ID in accordance with the Securities Act of 1933, as amended, and the rules and regulations thereunder;

(3)           do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute the Form ID, complete and execute any amendment or amendments thereto, and file such form with the SEC;

(4)           execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director and/or 5% or greater stockholder of the Company, Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder (the “Exchange Act”), and Schedules 13D and/or 13G in accordance with Sections 13(d) and 13(g) of the Exchange Act;

(5)           do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or Schedules 13D and/or 13G, complete and execute any amendment or amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

(6)           take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 and Schedules 13D or 13G with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

The undersigned represents and warrants to such attorney-in-fact that the undersigned has all requisite power and authority (corporate or otherwise) to execute and deliver this Power of Attorney, and the execution and delivery of this Power of Attorney has been duly and validly authorized by all necessary action on the part of the undersigned.  This Power of Attorney has been duly executed on behalf of the undersigned by a duly authorized representative thereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this    28       day of September, 2010.

Elegant Capital Holdings Limited

By:	/s/ Lam, Wai Chuen
Lam, Wai Chuen, Director